Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

The RealReal, Inc.:

We consent to the use of our reports with respect to the financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

Our report with respect to the financial statements refers to a change in the method of accounting for leases in 2020 due to the adoption of a new accounting standard.

                /s/ KPMG LLP

San Francisco, California

May 10, 2021